Exhibit 1.1

LANDWIRTSCHAFTLICHE RENTENBANK

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

____________, 20__

From time to time, Landwirtschaftliche Rentenbank, a credit institution organized under the public law of the Federal Republic of Germany (the “Bank”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein (the “Standard Provisions”) may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement” and together with the Standard Provisions, this “Agreement”). Unless stated otherwise herein or in the Underwriting Agreement, references to the date of this Agreement shall mean the date of the Underwriting Agreement relating to the Offered Securities. Terms defined in the Underwriting Agreement are used herein as they are defined therein.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to debt securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Time of Sale Prospectus” means the Basic Prospectus, any preliminary prospectus together with any Final Term Sheet (as defined in Section 5(d) below), any free writing prospectuses and any other information identified in Schedule I to the Underwriting Agreement. The term “Time of First Sale” shall have the meaning set forth in the Underwriting Agreement. The terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall, in each case, include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.              Representations and Warranties. The Bank represents and warrants to and agrees with each of the Underwriters that:

(a)            (i) The Bank meets the requirements for the use of Schedule B under the Securities Act and (ii) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date of the applicable Underwriting Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (v) at the Time of First Sale, the Time of Sale Prospectus does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Lead Managers expressly for use therein.

(c)            The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects as of its respective date with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d)            The Bank has been duly established and is validly existing as a credit institution under the public law of the Federal Republic of Germany, with full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

(e)            Each subsidiary of the Bank has been duly established and is validly existing under the laws of the Federal Republic of Germany, with the full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus; all of the issued shares of capital stock of each subsidiary of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Bank, free and clear of all liens, encumbrances, equities or claims.

(f)             The Underwriting Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Bank.

(g)            The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and is a valid and binding agreement of the Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(h)            The Offered Securities have been duly authorized and, when the Offered Securities are executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Offered Securities will be entitled to the benefits of the Fiscal Agency Agreement, the guarantee of the Federal Republic of Germany (the “Guarantee of the Federal Republic”) set forth in Section 1a of the Law Governing Landwirtschaftliche Rentenbank of September 4, 2002, as amended (the “Bank’s governing law”) and of Anstaltslast, as described in the Prospectus, and will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(i)            The execution and delivery by the Bank of, and the performance by the Bank of its obligations under, this Agreement, the Fiscal Agency Agreement and the Offered Securities will not contravene any provision of applicable law or the Bank’s governing law, or Satzung (bylaws) of the Bank or any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Fiscal Agency Agreement or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Offered Securities.

(j)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)            There are no legal or governmental proceedings pending or, to the best of the Bank’s knowledge, threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus and are not so described or that are required to be filed as exhibits to, or incorporated by reference in, the Registration Statement that are not filed or incorporated as required.

(l)            The Bank and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(m)           Neither the Bank nor any of its subsidiaries is in violation or default of (i) any provision of the Bank’s governing law or its bylaws or other constituent documents, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Bank or such subsidiary or any of its properties, as applicable; in the case of (ii) and (iii) only to the extent such violation or default would have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

(n)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)           The Bank is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “Investment Company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)           The financial statements and schedules of the Bank included in the Time of Sale Prospectus, the Prospectus and the Registration Statement as supplemented or amended present fairly in all material respects the financial condition, results of operations and cash flows of the Bank as of the dates and for the periods indicated. The unconsolidated financial statements and schedules of the Bank included in the Time of Sale Prospectus, the Prospectus and the Registration Statement as supplemented or amended have been prepared in conformity with generally accepted accounting principles in the Federal Republic of Germany applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(q)            ______________ or its successors (“_______”), who have certified certain financial statements of the Bank and delivered their reports with respect to the audited financial statements and schedules for the fiscal year ended December 31, 20__ included in the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Bank within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(r)            Under the laws of the Federal Republic of Germany, payments made under the Offered Securities will be free and clear of withholding taxes and all other taxes imposed by the Federal Republic of Germany or any political subdivision thereof to the extent described in the Time of Sale Prospectus and the Prospectus and any supplement thereto relating to the Offered Securities, and no capital gains, income or withholding taxes and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any governmental body in the Federal Republic of Germany in connection with the execution and delivery of this Agreement, the issuance, sale and delivery by the Bank of the Offered Securities for the account of the Underwriters thereof or the sale and delivery by such Underwriters to the purchasers thereof, other than income tax (including capital gains tax) imposed by the Federal Republic of Germany on the income of such Underwriters if: (i) its net income is otherwise subject to tax by such jurisdiction or (ii) it has a permanent establishment to which the relevant transaction is properly attributable in relation to any fees or commissions received pursuant to this Agreement or profits earned in carrying out its obligations and services under or in connection with this Agreement.

(s)            This Agreement and the Fiscal Agency Agreement and the Offered Securities are in proper legal form under the laws of the Federal Republic of Germany for enforcement thereof against the Bank; and to ensure the validity, enforceability or admissibility into evidence of this Agreement, the Fiscal Agency Agreement or the Offered Securities, it is not necessary that this Agreement, the Fiscal Agency Agreement, the Offered Securities or any other document to be furnished thereunder be filed or recorded with any court or other authority in the Federal Republic of Germany or that any tax of the Federal Republic of Germany or any political subdivision thereof be paid on or in respect of any such document.

(t)            The Bank is not entitled to sovereign immunity.

(u)           The Bank has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Offered Securities.

In connection with the offering of the Offered Securities, any certificate signed by two authorized signatories of the Bank and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty thereof by the Bank, as to matters covered thereby, to the Underwriters.

2.            Terms of Offering. The Bank is advised by the Lead Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Lead Managers’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus. In connection with the offering and sale of the Offered Securities, the Bank hereby authorizes the Underwriters to distribute copies of the Registration Statement, the Prospectus and any issuer free writing prospectus (as defined in Rule 433 of the Securities Act Regulations) prepared by the Bank according to Section 5(c) and 5(d). The Underwriters may also distribute term sheets and free writing prospectuses in accordance with, and subject to, Section 6. The Bank and each of the Underwriters agree that they will comply with the requirements of the Securities Act in connection with the offering of the Offered Securities and distribution of the Time of Sale Prospectus and the Prospectus within the United States of America.

3.            Payment and Delivery. Payment for the Offered Securities shall be made by transfer of the purchase price to the account or accounts of the Bank specified in the payment instructions provided by the Bank to the Lead Managers, all at the time and place set forth in the Underwriting Agreement, against delivery to the Lead Managers for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Lead Managers shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid. Unless otherwise specified in the Underwriting Agreement, Offered Securities will be delivered in book-entry form and will be represented by one or more fully registered notes.

4.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

(i)	there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Bank’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)	there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Lead Managers, is material and adverse and that makes it, in the judgment of the Lead Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Bank, to the effect set forth in paragraph (a) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of the Closing Date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion of in-house legal advisors of the Bank, dated the Closing Date, to the effect that:

(i)	the Bank has been duly established and is validly existing as a credit institution under the public law of the Federal Republic of Germany, has full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole;

(ii)	each subsidiary of the Bank has been duly incorporated, is validly existing under the laws of the Federal Republic of Germany, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business;

(iii)	this Agreement has been duly authorized, executed and delivered by the Bank;

(iv)	the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and is a valid and binding agreement of the Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity;

(v)	the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any amendment or supplement thereto, and their filing with the Commission, have been duly authorized by the Bank, and the Registration Statement and any amendment thereto have each been duly executed on behalf of the Bank;

(vi)	the provisions of this Agreement, the Fiscal Agency Agreement and the Offered Securities, including without limitation the indemnification and contribution provisions set forth herein, do not contravene the law or public policy of the Federal Republic of Germany;

(vii)	all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank and the Federal Republic of Germany under the laws of the Federal Republic of Germany for the issuance, sale and delivery of the Offered Securities by the Bank to the Underwriters of such Offered Securities, for the performance of the obligations of the Bank under this Agreement and under the Fiscal Agency Agreement, and for the performance of the obligations of the Bank under the Offered Securities, have been obtained or made;

(viii)	the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Fiscal Agency Agreement, the Guarantee of the Federal Republic and Anstaltslast, as described in the Prospectus, and will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity;

(ix)	the description of the Guarantee of the Federal Republic and of the Federal Republic’s Institutional Liability to the Bank (Anstaltslast), as described in the Prospectus, including the section entitled “Responsibility of the Federal Republic For Rentenbank”, is an accurate and complete description of the Federal Republic’s obligations to the Bank;

(x)	the execution and delivery by the Bank of, and the performance by the Bank of its obligations under, this Agreement, the Fiscal Agency Agreement and the Offered Securities will not contravene any provision of the Bank’s governing law or the bylaws of the Bank or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Fiscal Agency Agreement and the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Offered Securities;

(xi)	under the laws of the Federal Republic of Germany, payments made under the Offered Securities will be free and clear of withholding taxes and all other taxes imposed by the Federal Republic of Germany to the extent described in the Prospectus and any supplement thereto relating to the Offered Securities, and no capital gains, income or withholding taxes and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any governmental body in the Federal Republic of Germany in connection with the execution and delivery of the Underwriting Agreement relating to the Offered Securities, the issuance, sale and delivery by the Bank of the Offered Securities for the account of the Underwriters thereof or the sale and delivery by the Underwriters to the purchasers thereof, other than income tax (including capital gains tax) imposed by the Federal Republic of Germany on the income of an Underwriter if: (i) its net income is otherwise subject to tax by such jurisdiction or (ii) it has a permanent establishment to which the relevant transaction is properly attributable in relation to any fees or commissions received pursuant to this Agreement or profits earned in carrying out its obligations and services under or in connection with this Agreement;

(xii)	the statements in the Time of Sale Prospectus and the Prospectus under the captions “Business”, “Management”, “Supervision and Regulation,” “Responsibility of the Federal Republic for Rentenbank,” “Description of the Securities,” “Description of the Notes,” “German Taxation,” “Enforcement of Civil Liabilities against Rentenbank,” and “Underwriting” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(xiii)	after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or incorporated by reference in or to be filed as exhibits to the Registration Statement that are not described, incorporated or filed as required;

(xiv)	such counsel (A) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement, at the time it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Time of Sale Prospectus, as of the Time of First Sale contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus as of its date and as of the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xv)	the choice of New York law to govern the validity, construction and performance of this Agreement, the Offered Securities and the Fiscal Agency Agreement would be recognized by a court in the Federal Republic of Germany;

(xvi)	the provisions of this Agreement and of the Fiscal Agency Agreement and the Offered Securities wherein the Bank submits to the jurisdiction of the United States Federal courts in the Southern District of New York and the state courts in the Borough of Manhattan, City of New York are valid and binding to the extent set forth herein and in the Fiscal Agency Agreement and such Offered Securities; and a final judgment against the Bank in any such suit, action or proceeding brought, in accordance with such provisions, in the Federal or state courts will be recognized by courts in the Federal Republic of Germany, subject to the provisions of Section 328 of the Code of Civil Procedure (Zivilprozessordnung); and

(xvii)	the Bank is not entitled to sovereign immunity.

The opinion of the in-house legal advisors described above shall be rendered to the Underwriters at the request of the Bank.

Such opinion will be limited to the laws of the Federal Republic of Germany and will express no opinion as to the effect of the laws of any other jurisdiction. In giving such opinion, the in-house legal advisors may assume certain matters relating to the laws of the United States of America and the State of New York but will make no independent investigation of the laws of the United States of America and the State of New York and will not express or imply any opinion on such laws.

(d)            The Underwriters shall have received on the Closing Date an opinion of Hogan Lovells US LLP, counsel for the Underwriters, dated the Closing Date, to the effect that:

(i)	the Securities are exempt from the provisions of the Trust Indenture Act of 1939 as in effect on the Closing Date, and accordingly it is not necessary to qualify an indenture in respect of the Securities under such Act;

(ii)	when the Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto, the Offered Securities, substantially in the form filed as an exhibit to the Registration Statement, have been duly authorized by the Bank, and such Offered Securities have been duly executed and authenticated in accordance with the Fiscal Agency Agreement and duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement, the Offered Securities and the Fiscal Agency Agreement will, insofar as New York law is concerned, constitute valid and binding obligations of the Bank;

(iii)	the Bank is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(iv)	all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Offered Securities by the Bank have been obtained or made;

(v)	the statements set forth in the Time of Sale Prospectus and the Prospectus under the headings “Description of the Securities,” “Description of the Notes” and “Underwriting”, insofar as they relate to the provisions of documents therein described, constitute a fair summary of such documents; and

(vi)	such counsel (A) is of the opinion that the Registration Statement (except for the section entitled “The Federal Republic of Germany,” “United States Taxation,” and any financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), at the time it became effective under the Securities Act, and the Prospectus (except for the section entitled “The Federal Republic of Germany,” “United States Taxation,” and any financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), at its date, comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for the section entitled “The Federal Republic of Germany,” “United States Taxation,” and any financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement at the time it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) has no reason to believe that (except for the sections entitled “The Federal Republic of Germany,” “United States Taxation,” and any financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Time of Sale Prospectus, as of the Time of First Sale contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (D) has no reason to believe that (except for the sections entitled “The Federal Republic of Germany,” “United States Taxation,” and any financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus, as of its date and as of the date such opinion is delivered, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to paragraph (vi) above, Hogan Lovells US LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(e)            The Underwriters shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Underwriters, from ________ containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(f)            The Underwriters shall have received on the Closing Date an opinion of Hogan Lovells US LLP, dated the Closing Date, to the effect that such counsel (A) has no reason to believe that the sections captioned “The Federal Republic of Germany” and “United States Taxation” included in the Registration Statement at the time it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) has no reason to believe that the sections captioned “The Federal Republic of Germany,” “United States Taxation” and, if applicable, “Additional United States Tax Considerations” included in the Time of Sale Prospectus, as of the Time of First Sale contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) has no reason to believe that the sections captioned “The Federal Republic of Germany,” “United States Taxation” and, if applicable, “Additional United States Tax Considerations” included in the Prospectus, as of its date and as of the date such opinion is delivered, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.            Covenants of the Bank. In further consideration of the agreements of the Underwriters herein contained, the Bank covenants with each Underwriter as follows:

(a)            To furnish the Lead Managers, without charge, 3 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in Section 5(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Lead Managers may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus with respect to the Offered Securities, to furnish to the Lead Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Lead Managers promptly and reasonably object.

(c)            Only to use free writing prospectuses in compliance with the following provisions:

(i)	the Bank shall not, subject to Section 5(d), make any offer relating to the Offered Securities that would constitute a free writing prospectus without the prior consent of the Lead Managers;

(ii)	the Bank shall comply with the requirements of Rule 433 of the Securities Act Regulations with respect to any such free writing prospectus; and

(iii)	any such free writing prospectus shall not, as of its issue date and through the Closing Date for the Offered Securities, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and any such free writing prospectus shall not, as of the date it is issued or filed pursuant to Rule 433 of the Securities Act Regulations, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, and when read together with the Time of Sale Prospectus, not misleading.

(d)            To prepare a final term sheet (the “Final Term Sheet”), containing a summary of the terms of the Offered Securities, which shall be in a form approved by the Lead Managers and shall reflect the terms agreed with the Lead Managers. The Bank shall file the Final Term Sheet with the Commission pursuant to Rule 433(d) of the Securities Act Regulations within the time period prescribed by such Rule. These provisions shall only apply if the Lead Managers on behalf of the Underwriters give the Bank notice, prior to pricing, that they intend to use term sheets in connection with the sale of the Offered Securities.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Lead Managers will furnish to the Bank) to which Offered Securities may have been sold by the Lead Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such United States jurisdictions as the Lead Managers shall reasonably request and to maintain such qualification for as long as the Lead Managers shall reasonably request.

(h)           To make generally available to the Bank’s security holders and to the Lead Managers as soon as practicable an earning statement or statements of the Bank and its subsidiaries which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Securities; (iii) the fees and disbursements of the Bank’s counsel and accountants and of the Fiscal Agent and its counsel; (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of Section 5(g), including filing fees and the fees and disbursements of counsel for the Underwriters reasonably incurred in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Bank and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Offered Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority made in connection with the Offered Securities; (ix) the cost of printing certificates representing the Offered Securities; (x) the costs and charges of any calculation agent, fiscal agent, transfer agent, paying agent, registrar or depositary; (xi) the Bank’s own expenses (including, without limitation, the travel and lodging expenses of the Bank's representatives and officers) relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities and those costs relating to such investor presentations incurred with the prior express approval of the Bank; and (xii) all other costs and expenses incident to the performance of the obligations of the Bank hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

(j)            The Bank will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Offered Securities.

6.            Covenants of the Underwriters. Each of the several Underwriters represents and agrees with the Bank that:

(a)            it will not make any offer relating to the Offered Securities that would constitute a free writing prospectus required to be filed with the Commission pursuant to Rule 433 of the Securities Act Regulations without the prior consent of the Bank; provided, however, that each Underwriter may, in its discretion, distribute one or more term sheets relating to the Offered Securities containing customary information that is consistent, in all material respects, with the Final Term Sheet prepared and filed by the Bank pursuant to Section 5(d) above. Any free writing prospectus (including without limitation any term sheet) permitted by the preceding sentence shall not:

(i)	as of its issue date and through the Closing Date for the Offered Securities, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and

(ii)	when considered together with the Time of Sale Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter shall make any representation or warranty to the Bank with respect to statements in or omissions from any such free writing prospectus made in reliance upon and in conformity with any “issuer information” (as defined in Rule 433 of the Securities Act Regulations) prepared by the Bank or information furnished to any Underwriters in writing by the Bank for use in such free writing prospectus.

(b)            it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Offered Securities may be offered, sold, resold or delivered.

7.            Indemnity and Contribution.

(a)            The Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who is an affiliate of or controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such affiliate or controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act Regulations), or any “issuer information” (as defined in Rule 433 of the Securities Act Regulations) prepared by the Bank that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Lead Managers expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Bank in writing by such Underwriter through the Lead Managers expressly for use in the Registration Statement, any preliminary prospectus, any issuer free writing prospectus (as defined above) or the Prospectus or any amendments or supplements thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Lead Managers, in the case of parties indemnified pursuant to Section 7(a) above, and by the Bank, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            To the extent the indemnification provided for in Section 7(a) or Section 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by Section 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(d)(i) above but also the relative fault of the Bank on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Bank and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Bank on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

(e)            The Bank and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Bank contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Bank, its officers or directors or any person controlling the Bank and (iii) acceptance of and payment for any of the Offered Securities.

8.            Termination. This Agreement shall be subject to termination by notice given by the Lead Managers to the Bank, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Financial Industry Regulatory Authority, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Bank shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either United States Federal, New York State or Federal Republic of Germany authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Lead Managers, is material and adverse and (b) in the case of any of the events specified in Sections 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Lead Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9.            Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Lead Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Lead Managers and the Bank for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Lead Managers or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Bank shall be unable to perform its obligations under this Agreement, the Bank will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.          No Advisory or Fiduciary Relationship. The Bank acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Bank, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank on other matters) or any other obligation to the Bank except the obligations expressly set forth in this Underwriting Agreement and (iv) the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Bank agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

11.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, except that all matters relating to the authorization, execution and delivery of this Agreement by the Bank shall be governed by the laws of the Federal Republic of Germany.

13.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.         Appointment of Agent for Service: Waiver of Immunity. The Bank hereby appoints Corporation Service Company at 19 West 44th Street, Suite 200, New York, NY 10036, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based on this Agreement which may be instituted in any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York by the Underwriters or any controlling persons of the Underwriters, and the Bank expressly submits to the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable so long as any Offered Securities remain outstanding unless and until a successor shall have been appointed as the Bank’s Authorized Agent and such successor shall have accepted such appointment. The Bank will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 14, or at such other address in the Borough of Manhattan, The City of New York, as may be the office of the Authorized Agent at the time of such service shall be deemed, in every respect, effective service of process upon the Bank. Upon receipt of such service of process, the Authorized Agent shall advise the Bank promptly by facsimile of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service. Notwithstanding the foregoing, any action against the Bank arising out of or based on this Agreement may also be instituted by the Underwriters or any controlling persons of the Underwriters in any competent court in the Federal Republic of Germany. The Bank hereby waives irrevocably, to the fullest extent permitted by applicable law, any immunity from jurisdiction to which it might at any time be entitled in any action arising out of or based on this Agreement which may be instituted as provided in this Section in any United States federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York or in any competent court in the Federal Republic of Germany. The Bank hereby waives any immunity from attachment of its assets or from execution of judgments in any action.

15.         Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and the Underwriters, the Bank acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by any Relevant Resolution Authority in relation to any BRRD Liability of any Underwriter to the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of any Underwriter or another person (and the issue to or conferral on the Bank of such shares, securities or obligations);

(iii)	the cancellation of any BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)            the variation of the terms of this Agreement, as deemed necessary by any Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by any Relevant Resolution Authority.

In this Section 15, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; and “Relevant Resolution Authority” means each resolution authority with the ability to exercise any Bail-in Powers in relation to each Underwriter.

UNDERWRITING AGREEMENT

___________, 20__

LANDWIRTSCHAFTLICHE RENTENBANK
Theodor-Heuss-Allee 80
60486 Frankfurt am Main
Germany

Dear Sirs and Mesdames:

We (the “Lead Managers” or the “Underwriters”) understand that Landwirtschaftliche Rentenbank, a credit institution organized under the public law of the Federal Republic of Germany (the “Bank”), proposes to issue and sell $____________ aggregate principal amount of its _____% notes due _____ (the “Offered Securities”). The Offered Securities will be issued pursuant to the provisions of a Fiscal Agency Agreement dated as of October 16, 2001 (as amended, the “Fiscal Agency Agreement”) between the Bank and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Fiscal Agent (the “Fiscal Agent”).

Subject to the terms and conditions set forth or incorporated by reference herein, the Bank hereby agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Bank the respective principal amounts of Offered Securities set forth below opposite their names at a purchase price of _____% of the principal amount of the Offered Securities.

Name	Principal Amount of Offered Securities

Total

The Underwriters will pay for the Offered Securities upon delivery thereof in book entry form through the facilities of The Depository Trust Company (“DTC”) at __:__ [a.m.][p.m.] (New York City time) on _______, 20__, or at such other time, not later than __:__ [a.m.][p.m.] (New York City time) on _______, 20__ as shall be designated by the Lead Managers. The Offered Securities will be represented by one or more fully registered global notes deposited on behalf of DTC and registered in the name of DTC or its nominee. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

The Offered Securities shall have the terms set forth in the Basic Prospectus dated _______, 20__ and the Prospectus Supplement dated _______, 20__, including the following:

Terms of Offered Securities

Maturity Date:	_______, 20__

Interest Rate:	____ percent

Interest Payment Dates:	_______ and _______ of each year commencing _______, 20__

Form and Denomination:	Denomination of $_______ and multiples thereof

All provisions contained in the document entitled Landwirtschaftliche Rentenbank Underwriting Agreement Standard Provisions (the “Standard Provisions”) dated _______, 20__, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except as modified hereby and except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Underwriting Agreement, (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Underwriting Agreement, (iv) each of the representations and warranties set forth in the Standard Provisions (other than the representations and warranties set forth in Section 1(f) of the Standard Provisions) shall be deemed to have been made at and as of the Time of First Sale and (v) each of the representations and warranties set forth in the Standard Provisions shall be deemed to have been made at and as of the date of this Underwriting Agreement.

The Bank acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Bank, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank on other matters) or any other obligation to the Bank except the obligations expressly set forth in this Underwriting Agreement and (iv) the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Bank agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

The Underwriters agree among themselves that the ICMA Agreement Among Managers New York Version 1 shall apply as to the Underwriters, except that Clause 3 thereof shall be replaced by section 9 of the Standard Provisions.

2

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “EU Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, each of the Lead Managers (each an “EU Manufacturer” and together the “EU Manufacturers”) acknowledges to each other EU Manufacturer that it understands the responsibilities conferred upon it under the EU Product Governance Rules relating to each product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Basic Prospectus dated _______, 20__, the Prospectus Supplement dated _______, 20__ and any other announcements in connection with the Offered Securities. The Bank states and the EU Manufacturers note that the Bank does not fall under the scope of application of Directive 2014/65/EU of the European Parliament and of the Council of May 15, 2014 on markets in financial instruments (“MiFID II”) and is not subject to the responsibilities conferred on manufacturers and distributors by MiFID II.

The term “Time of First Sale” means __:__ [a.m.][p.m.] (New York time) on _______, 20__ (which is the time that the Lead Managers have informed the Bank was prior to the first contract of sale of any Offered Securities by the Underwriters). The term “Prospectus” shall include the Prospectus Supplement dated _______, 20__ and the Basic Prospectus dated _______, 20__.

3

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

Very truly yours,

[name of lead manager]

By:
Name:
Title:

[name of lead manager]

By:
Name:
Title:

[name of lead manager]

By:
Name:
Title:

[name of lead manager]

By:
Name:
Title:

4

Accepted:

LANDWIRTSCHAFTLICHE RENTENBANK

By:
Name:
Title:

By:
Name:
Title:

5

SCHEDULE I TO UNDERWRITING AGREEMENT

Final Term Sheet, dated _______, 20__, attached hereto.

FINAL TERM SHEET

Dated _______, 20__

Issuer:	Landwirtschaftliche Rentenbank

Title of securities:

Status of the notes:

Aggregate principal amount:

Denomination:

Settlement date:

Maturity date:

Interest:

Business Days:

Interest Payment Dates:

Issue price:

Fees:

Net proceeds:

CUSIP:

ISIN Number:

Ratings of the Issuer:[1]

Lead Managers:

Listing:

[1]	A security rating is not a recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

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